The China Fund, Inc. (CHN)
July 2002

In brief...	at June 30, 2002

Net Asset Value per share*	US$16.48		China Fund NAV	MSCI Golden Dragon

Market Price*	US$13.77	1 month return*	-4.3%	-6.5%

Premium/Discount*	-16.44%	1 year return*	4.7%	-7.6%

Fund size*	US$166m

*  Source: State Street Corporation/Martin Currie Inc

Manager’s commentary

In June, bearish sentiment in the US markets inflicted collateral damage on Chinese stocks. The net asset value of your fund fell by slightly less than the MSCI Golden Dragon index (-4.3% compared to -6.5%), but the discount also widened. All this contrasted with the economic figures coming out of China. Industrial production grew by 12.9% for the period from June 2001 to June 2002, the fastest rate since 1997. Base money, a reflection of local liquidity, also increased at a rate last seen in September 1997 (+19.4% during the past 12 months). This conundrum — good economic numbers and weak stock prices — is not, of course, limited to China. But in China generally the ratings on stocks are low, yields high and profits are growing. We estimate that the portfolio of your fund has an average prospective price-to-earnings ratio of 10.1x and yield of 1%.

We are entering into a political closed season in China. The party leaders will head off for their annual vacation at Beidaihe in August (talk about a busman’s holiday — this is akin to President Bush taking his inner cabinet for a week at Coney Island). They will then convene for the 16th party conference in late September or October. A change of leadership, with Jiang Zemin stepping down as president and general secretary in favour of Hu Jintao, is expected at this conference. So it is a sensitive time and we do not expect any ‘courageous’ political initiatives. But there are still plenty of rule changes arising from WTO entry to keep the administrators busy. Last month, detailed rules were announced regarding Sino-foreign joint ventures for stockbrokers and fund managers, and the foreign ownership limit on local airline companies was raised to 49%.

The Chinese authorities are clearly keen to induce a ‘feel good factor’ in the Shanghai and Shenzhen markets ahead of the political hand-over. This was reflected in the announcement last week that the government was permanently suspending the sale of state shares into the domestic A-share market. I think a few people must have had fingers crossed behind their backs, but the short-term import of the announcement is clear. In contrast, the Hong Kong market is faced in the second half of 2002 with the planned listings of two huge State Owned Enterprises, Bank of China (HK) and China Telecom Fixed Line. Regular readers will know that it will take truly bargain basement pricing to induce your managers to invest any money in companies outside the private sector.

Source: Martin Currie Inc

Investment strategy

As of 30 June 2002 our fund was 98.8% invested with holdings in 54 companies. Of the portfolio, 7.2% is invested in unlisted securities. Your manager believes that all the bad press on telecom companies in the West provides a buying opportunity for telecom-related companies in the East. In contrast to Western telecom companies, those in greater China have low debt, paid little for 3G licences, and still enjoy dominant shares in regulated markets. 8.7% of the fund is now in telecom related companies. The latest addition is Sina.com, the largest portal in China, with over 30 million users, which trades below cash on Nasdaq. Fee-based services, mostly short messaging, now represent about 30% of revenues, and growth will be accelerated by the introduction of GPRS and 3G.

Our other acquisitions in Hong Kong in June include Anhui Conch Cement, a play on the property boom in the Shanghai area. We also added to holdings in China Rare Earth, which we believe will emerge as a world leader in this industry, Sino-golf and Tack Fat, the world’s largest swimwear maker.

In Taiwan, we took some profits on Phoenixtec and Polaris Securities, switching into Sinopac Financial Holding Company and Merry Electronics, a maker of handset receivers and microphones.

Chris Ruffle

No new direct investments were closed in June. The manager is in various stages of due diligence and negotiations for several investments. These are in capital goods manufacturing, retailing, semiconductors and consumer electronics.

There has been a slowdown in direct investments in China in the second quarter of the year. Only a few investments have been closed. Due to uncertainty over the recovery in the US economy, export-oriented companies have been cautious in their plans for expansion and their use of capital. However, companies targeting China’s domestic market have still been growing.

ADCM

at June 30, 2002

Fund details*		Asset allocation* (%)

Market cap Shares outstanding Exchange listed Listing date Investment manager Direct investment manager	US$135.48m 10,073,173 shares NYSE July 10, 1992 Martin Currie Inc Asian Direct Capital Management

15 largest listed investments* (48.5%)

TTCL International	Information technology	6.3%

Taipei Bank	Financials	4.9%

Chunghwa Telecom	Telecommunications	4.8%

Zhejiang Expressway	Utilities	4.1%

Fountain Set Holdings	Materials	3.5%

Wah Sang Gas Holdings	Energy	3.0%

Want Want Holdings	Consumer staples	2.8%

Phoenixtec Power	Consumer staples	2.7%

Yanzhou Coal Mining	Energy	2.7%

Ho Tung Chemical	Materials	2.5%

Sinopac Holdings	Financials	2.4%

Synnex Technologies	Consumer discretionary	2.3%

Shanghai Friendship Group	Diversified	2.3%

TPV Technology	Information technology	2.2%

Pacific Construction	Consumer discretionary	2.0%

Sector allocation*

	% of	MSCI Golden
	net assets	Dragon %

Information technology	17.9	23.5

Financials	14.2	30.6

Industrials	11.4	14.7

Consumer staples	10.8	0.5

Consumer discretionary	9.8	5.7

Utilities	9.2	9.3

Telecommunications	8.7	7.4

Materials	7.9	5.0

Healthcare	6.2	0.1

Energy	2.7	3.2

Cash	1.2	—

Total	100.0	100.0

Direct investments* (7.2%)

Kowloon Development	Real Estate	2.0%

A-S China Plumbing Products	Consumer discretionary	1.9%

Captive Finance	Financials	1.8%

Moulin International (2004 CB)	Manufacturing	1.2%

New World Sun City	Real estate	0.3%

Performance* (in US$ terms)

	NAV	Market price
	%	%

One month	-4.3%	-8.3%

Calendar year to date	9.2%	10.9%

3 years**	3.1%	4.9%

Fund performance

	One	Three	Year	One	Three**	Five**	Since#**
	month	months	to date	year	years	years	launch

The China Fund, Inc.	-4.3	1.9	9.2	4.7	3.1	-3.8	3.6

MSCI Golden Dragon	-6.5	-7.4	-4.8	-7.6	-11.8	-9.8	—

Hang Seng Chinese Enterprise Index	1.7	6.5	23.3	-6.2	-7.1	-13.4	—

  Source: * State Street Corporation/MC Inc.   # The Fund was launched on July 10, 1992   ** Annualized Return

Performance in perspective

The China Fund Inc. Premium/discount

Dividend History Chart*

All charts as of 30 June, 2002.
*Source: State Street Corporation

The portfolio — in full	at June 30, 2002

					% of
Sector	Company (code)	Price	Holding	Value $	portfolio

Hong Kong 44.6%

TCL International Holdings Ltd	1070 HK	HK$2.20	37,318,000	10,406,314	6.3%

Zhejiang Expressway Co., Ltd	576 HK	HK$2.65	19,814,000	6,731,895	4.1%

Fountain Set (Holdings) Ltd	420 HK	HK$3.00	15,250,000	5,865,572	3.5%

Wah Sang Gas	8035 HK	HK$1.25	30,998,000	4,967,787	3.0%

Yanzhou Coal Mining Co.	1171 HK	HK$2.88	12,200,000	4,457,835	2.7%

TPV Technology, Ltd	903 HK	HK$2.83	9,968,000	3,578,371	2.2%

Brilliance China Automotive Holdings, Ltd	1114 HK	HK$1.06	24,300,000	3,302,413	2.0%

LifeTec Group, Ltd	1180 HK	HK$0.32	77,408,000	3,175,814	1.9%

China Rare Earth Holdings, Ltd	769 HK	HK$1.77	13,900,000	3,154,332	1.9%

Asia Satellite Telecommunications Holdings	1135 HK	HK$12.90	1,693,000	2,800,051	1.7%

China Mobile (Hong Kong) Ltd	941 HK	HK$23.10	780,000	2,305,074	1.4%

Sinopec Yizheng Chemical	1033 HK	HK$1.21	14,694,000	2,279,527	1.4%

Natural Beauty Bio-Technology Ltd	157 HK	HK$0.90	19,000,000	2,192,378	1.3%

Shangri-La Asia, Ltd	69 HK	HK$6.50	2,544,000	2,103,760	1.3%

Geomaxima	702 HK	HK$0.98	15,900,000	2,018,142	1.2%

Tack Fat Group International Ltd	928 HK	HK$0.55	25,296,000	1,783,749	1.1%

Mainland Headwear Holdings	1100 HK	HK$2.70	5,000,000	1,730,825	1.0%

Arcontech, Corp	8097 HK	HK$0.85	15,386,000	1,676,733	1.0%

China Overseas Land & Investment, Ltd	688 HK	HK$0.88	14,200,000	1,602,103	1.0%

Anhui Expressway	955 HK	HK$1.68	6,950,000	1,496,971	0.9%

Anhui Conch Cement	914 HK	HK$2.53	4,250,000	1,375,846	0.8%

Essex Bio-Technology Ltd	8151 HK	HK$0.39	25,418,166	1,205,772	0.7%

Chen Hsong Holding, Ltd	57 HK	HK$1.39	6,630,000	1,173,038	0.7%

Sino Golf Holdings Ltd	361 HK	HK$0.79	7,346,000	744,042	0.5%

Hong Kong Pharmaceuticals Holdings Ltd	182 HK	HK$1.16	3,200,000	475,913	0.3%

Leefung-Asco Printers Holdings Ltd	623 HK	HK$1.01	3,602,000	461,810	0.3%

Jackin International	630 HK	HK$0.22	15,032,000	423,993	0.2%

Technology Venture Holdings Ltd	61 HK	HK$0.43	6,528,000	359,889	0.2%

Taiwan 35.2%

Taipei Bank	2830 TT	NT$26.70	10,115,400	8,083,842	4.9%

Chunghwa Telecom Co., Ltd	2412 TT	NT$54.00	4,908,000	7,932,715	4.8%

Phoenixtec Power Co., Ltd	2411 TT	NT$25.90	5,843,000	4,529,593	2.7%

Ho Tung Chemical, Corp	1714 TT	NT$17.90	7,732,950	4,143,065	2.5%

Sinopac Holdings Co	2890 TT	NT$14.60	9,186,991	4,014,668	2.4%

Synnex Technologies International, Corp	2347 TT	NT$38.30	3,392,400	3,888,923	2.3%

Pacific Construction Co., Ltd	2506 TT	NT$3.42	32,841,000	3,361,755	2.0%

Polaris Securities Co., Ltd	6011 TT	NT$15.50	6,642,000	3,081,443	1.9%

Choice Lithograph, Inc	9929 TT	NT$14.90	6,273,000	2,797,597	1.7%

Cheng Shin Rubber	2105 TT	NT$31.00	3,000,000	2,783,598	1.7%

Tong Yang	1319 TT	NT$21.50	3,532,000	2,272,912	1.4%

Advantech Co., Ltd	2395 TT	NT$73.50	959,100	2,109,962	1.3%

Lian Hwa Foods	1231 TT	NT$20.40	3,259,000	1,989,931	1.2%

Merry Electronics	2439 TT	NT$44.00	1,220,000	1,606,705	1.0%

Elan Microelectronics	2458 TT	NT$35.30	1,500,000	1,584,855	0.9%

Tainan Enterprises	1473 TT	NT$41.00	1,259,000	1,545,016	0.9%

Ability Enterprise Corp	2374 TT	NT$26.90	1,700,000	1,368,752	0.8%

DBTEL, Inc	5304 TT	NT$22.00	2,000,000	1,316,971	0.8%

B shares 4.7%

Shanghai Friendship Group Co., Inc	900923 CH	US$1.08	3,530,000	3,815,930	2.3%

Luthai Textile Co., Ltd	200726 CH	HK$8.90	1,999,869	2,281,975	1.4%

Shanghai Matsuoka, Co	900955 CH	US$1.68	981,850	1,705,473	1.0%

New York 2.2%

Chinadotcom, Corp	China US	US$2.37	1,097,500	2,985,200	1.8%

Sina.Com	Sina US	US$1.75	430,500	753,375	0.4%

Singapore 4.9%

Want Want Holdings, Ltd	WANT SP	US$0.80	4,800,000	4,632,000	2.8%

People’s Food Holding	PFH SP	US$1.16	4,400,000	3,138,854	1.9%

Asia Dekor Holdings, Ltd	ADEK SP	US$0.08	7,374,000	405,570	0.2%

Direct 7.2%

Kowloon Development			6,520,000	3,260,105	2.0%

A-S China Plumbing Products, Ltd			450	3,200,000	1.9%

Captive Finance Ltd			2,000,000	3,045,000	1.8%

Moulin International Holdings, Ltd (2004 CB)			2,000,000	2,003,922	1.2%

New World Sun City, Ltd			83	449,421	0.3%

Cash 1.2%

Objective

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the new policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

Contacts

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
http://www.chinafundinc.com

Important Information: This newsletter is issued by Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland. Regulated by the FSA and registered with the Securities Exchange Commission as an investment adviser. Information herein is believed to be reliable but has not been verified by Martin Currie Inc. Martin Currie Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. This newsletter does not constitute an offer of shares. Martin Currie Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies, or financial instruments referred to herein. Investors are advised that they will not generally benefit, from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the Financial Services Authority for the protection of investors nor benefit from the United Kingdom Financial Services Compensation Scheme nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom. Please remember that past performance is not necessarily a guide to the future. Market and currency movements may cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.